                                                                    EXHIBIT 12.1
                         SUPERVALU INC. and Subsidiaries
                       Ratio of Earnings to Fixed Charges
                        For the Periods Indicated Below

                                               40 Weeks Ended                         Fiscal Year Ended
                                         --------------------------                ----------------------
                                            Dec. 1        Dec. 2                    Feb. 24       Feb. 24
(In thousands, except ratios)                2002          2001                       2001         2001*
                                         ------------  ------------                ---------    ---------
Earnings before income taxes               $ 285,296    $ 292,296                  $ 154,357    $ 394,488

Less undistributed earnings of less than fifty percent owned affiliates:

                                              (9,584)      (7,368)                    (9,429)      (9,429)
                                           ---------    ---------                  ---------    ---------

Earnings before income taxes                 275,712      284,928                    144,928      385,059

Interest expense                             152,265      162,597                    212,898      212,898

Interest on operating leases                  25,097       24,202                     29,047       29,047
                                           ---------    ---------                  ---------    ---------

                                             453,074      471,727                  $ 386,873    $ 627,004
                                           =========    =========                  =========    =========

 Total fixed charges                         177,362      186,799                    241,945      241,945
                                           =========    =========                  =========    =========

Ratio of earnings to fixed charges              2.55         2.53                       1.60         2.59
                                           =========    =========                  =========    =========

                                                                       Fiscal Year Ended
                                           ----------------------------------------------------------------------------
                                            Feb. 26      Feb. 26       Feb. 27      Feb. 28      Feb. 28       Feb. 22
(In thousands, except ratios)                2000         2000*         1999         1998         1998*         1997
                                           ---------    ---------     ---------    ---------    ---------     ---------
Earnings before income taxes               $ 447,454    $ 387,388     $ 316,261    $ 384,780    $ 294,746     $ 280,512

Less undistributed earnings of less than
fifty percent owned affiliates:               (6,605)      (6,605)       (5,943)      (7,388)      (7,388)      (15,813)
                                           ---------    ---------     ---------    ---------    ---------     ---------

Earnings before income taxes                 440,849      380,783       310,318      377,392      287,358       264,699

Interest expense                             154,482      154,482       124,111      133,619      133,619       136,831

Interest on operating leases                  23,838       23,838        18,574       18,010       18,010        16,950
                                           ---------    ---------     ---------    ---------    ---------     ---------

                                           $ 619,169    $ 559,103     $ 453,003    $ 529,021    $ 438,987     $ 418,480
                                           =========    =========     =========    =========    =========     =========

 Total fixed charges                         178,320      178,320       142,685      151,629      151,629       153,781
                                           =========    =========     =========    =========    =========     =========

Ratio of earnings to fixed charges              3.47         3.14          3.17         3.49         2.90          2.72
                                           =========    =========     =========    =========    =========     =========


*   excludes one-time items
    2001 restructuring and other charges of $240,131
    2000 gain on sale and restructuring and other charges of $60,066 1998 gain on sale of ShopKo of $90,034